SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 4, 2007
SEDONA CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-15864 (Commission File No.)	95-4091769 (IRS Employer Identification No.)

1003 West Ninth Avenue King of Prussia, Pennsylvania (Address of principal executive offices)	19406 (Zip Code)
Registrant’s telephone number, including area code: (610) 337-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On September 4, 2007, Sedona Corporation (“Sedona”) entered into an agreement (the “Agreement”) with Vey Associates, Inc. (“Vey Associates”) in which Vey Associates agreed to provide funding to assist Sedona in the payment of certain fees and expenses related to the lawsuit captioned Sedona Corp. v. Open Solutions, Inc., Action No. 3:07-CV-00171-VLB, currently pending in the United States District Court For The District Of Connecticut (the “Litigation”).  David Vey, the Chairman and a shareholder of Sedona, is an officer, director and majority shareholder of Vey Associates, Inc.
Under the Agreement, Vey Associates will advance up to $750,000 to Sedona to pay fees and expenses in connection with the Litigation. Any proceeds received from the settlement, verdict or other conclusion of the Litigation will be first applied to repay Vey and Sedona for expenses incurred. Thereafter, Sedona will receive Twenty Five (25%) Percent of any proceeds and Vey Associates will receive Seventy Five (75%) Percent of the Proceeds.
The text of the Agreement is attached as Exhibit 99.1 to this filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits.
Exhibit 99.1   Agreement between Sedona Corporation and Vey Associates, Inc.
Date: September 10, 2007

SEDONA CORPORATION
By:	/s/ MARCO EMRICH
Marco Emrich
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Agreement between Sedona Corporation and Vey Associates, Inc.

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